United States
Securities and Exchange Commission
Washington D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2008

MTS Medication Technologies, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	001-31578	59-2740462

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2003 Gandy Boulevard North, St. Petersburg, Florida 33702

(Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code):  (727) 576-6311

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-42(c))

Item. 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On July 29, 2008, MTS Medication Technologies, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Todd E. Siegel, the President and Chief Executive Officer of the Company.

        Pursuant to the Agreement, Mr. Siegel will continue to serve as President and Chief Executive Officer of the Company. The term of the Agreement commences on April 1, 2008 and terminates on March 31, 2013, but will automatically renew for successive one-year periods unless earlier terminated. Under the Agreement, Mr. Siegel is entitled to an annual base salary of $310,246.56. Mr. Siegel will also be eligible to receive bonus compensation in accordance with such terms as recommended by the Company’s Compensation Committee and approved by the Company’s Board of Directors. In the event that the Company terminates Mr. Siegel’s employment without cause, the Company will be obligated to pay, as severance, an amount equal to two times his annual base salary. In such an event, the Company will also pay Mr. Siegel any Long-Term Incentive Bonus earned prior to the date of termination. The Agreement further provides that if a change in control occurs and Mr. Siegel’s employment is terminated (other than for cause) or Mr. Siegel’s compensation, employment related benefits, working conditions, management responsibilities are materially reduced or altered and Mr. Siegel voluntarily terminates his employment within sixty days of any such occurrence, then Mr. Siegel shall be entitled to receive, as severance, an amount equal to 2.99 times his annual base salary and any bonus earned and the vested and unvested portion of Mr. Siegel’s Long-Term Incentive Bonus. Under the Agreement, Mr. Siegel is also bound by customary restrictive covenants, including, without limitation, non-compete and confidentiality obligations.

        The summary of the employment agreement above is qualified in its entirety by the terms of the employment agreement which is attached as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01    Financial Statements and Exhibits

                       (d)     Exhibits.

Exhibit	Description

10.1	Employment Agreement, dated as of July 29, 2008, between the Registrant and Todd E. Siegel.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS Medication Technologies, Inc.
(Registrant)

Date: August 4, 2008	By:	/s/ Michael P. Conroy
Michael P. Conroy
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement, dated as of July 29, 2008, between the Registrant and Todd E. Siegel.